UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 12, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e) On January 12, 2009, Momentive Performance Materials Inc. (“Momentive” or the “Company”) appointed Steve Delarge as President & CEO of its Silicones Americas business. Concurrently with this appointment, Mr. Delarge resigned as Chief Financial Officer of Momentive, its parent, Momentive Performance Materials Holdings Inc. (“Holdings”) and certain of its subsidiaries and, as disclosed below, was replaced by Anthony S. Colatrella.

(c) On January 12, 2009, Momentive announced that Anthony S. Colatrella, age 53, was appointed the new Chief Financial Officer of the Company, Holdings and certain of its subsidiaries.

Since 2007, Mr. Colatrella has provided operational, financial and M&A consulting services, both domestically and abroad, to public and private equity clients. From 2005 to 2007, Mr. Colatrella served as Vice President and Chief Financial Officer of Paxar Corporation, a NYSE listed company. From 1997 to 2005, Mr. Colatrella held a number of financial and operating positions at The Scotts Miracle-Gro Company including Senior Vice President - Finance, North America and Senior Vice President and Corporate Controller. Prior to 1997, he spent 13 years in various financial and business development roles at United Technologies Corporation. Mr. Colatrella began his career in 1977 with Verizon Corporation.

In connection with his appointment to the positions noted above and the commencement of his employment on January 12, 2009 on an at-will basis, Mr. Colatrella is entitled to an annual base salary of not less than $390,000 and is eligible for an annual target bonus of 75% of his base salary, which bonus may be higher or lower based on actual performance. Mr. Colatrella will also receive a one-time signing bonus of $100,000 and is entitled to participate in employee benefit plans made available to senior executives of the Company generally, including reimbursement for certain relocation expenses.

In connection with his employment, Mr. Colatrella has agreed to purchase 2,000 shares of Holdings common stock at a price per share of $100.00. Provided Mr. Colatrella purchases such shares, Mr. Colatrella will also be granted options to purchase up to 6,000 shares of Holdings common stock under Holdings’ 2007 Long-Term Incentive Plan at an exercise price of $100.00 per share. One-third of the options will vest and become exercisable in five equal installments on each anniversary of the grant date, and two-thirds of the options are performance vesting options, one half of which will vest upon the achievement of an internal rate of return of funds managed by Apollo Management, L.P. with respect to its investment in Holdings of 20%, and the remaining half of which would vest upon the achievement of an internal rate of return of such funds of 25%. The above stock purchase and option grant are each subject to approval by the Board of Directors of Holdings and execution of Holdings’ customary documentation, including a subscription agreement, an option agreement and an adoption agreement, pursuant to which Mr. Colatrella will become subject to the terms and conditions of Holdings’ amended and restated securityholders agreement dated as of March 5, 2007.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release of Momentive Performance Materials Inc. dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: January 12, 2009